UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On October 24, 2011, Northeast Bancorp (“Northeast”) filed a definitive proxy statement in connection with Northeast’s annual meeting scheduled to be held on Friday, November 18, 2011. The proxy statement noted that, pursuant to requirements applicable to Northeast under the United States Department of the Treasury’s Troubled Asset Relief Program (“TARP”), the Compensation Committee is required to discuss, evaluate and review with Northeast’s Chief Risk Officer, at least semi-annually: (1) Northeast’s senior executive officer (“SEO”) compensation plans to ensure that such plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Northeast; (2) employee compensation plans in light of the risks posed to Northeast by such plans and how to limit these risks; and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. The proxy statement further noted that, in accordance with these requirements, the Compensation Committee, with the assistance of Deloitte LLC, its compensation consultant, and Northeast’s Chief Risk Officer, completed the required evaluation and review.

Northeast is filing this Report in order to clarify that the Chief Risk Officer – who participated in informal conversations with the Chairman of the Compensation Committee (who is also the Chairman of Northeast’s Risk Management Committee) about risk management – did not discuss executive compensation matters with the Chairman or formally participate in the Compensation Committee’s review.

On November 14, 2011, the Compensation Committee met with the Company’s Chief Risk Officer and a representative of Deloitte LLC in order to affirm its conclusion, as of June 30, 2011, that the overall structure of Northeast’s incentive compensation arrangements does not encourage the taking of unnecessary or excessive risks by the executives. The Committee did so affirm the conclusions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Claire S. Bean
Name:	Claire S. Bean
Title:	Chief Financial Officer

Date: November 15, 2011